                                                                    Exhibit 99

[ZOLTEK logo]

FOR IMMEDIATE RELEASE
---------------------

                     ZOLTEK REPORTS THIRD QUARTER RESULTS
                     ------------------------------------

         ST. LOUIS, MISSOURI -- AUGUST 11, 2008 -- Zoltek Companies, Inc. (Nasdaq: ZOLT) today reported the financial results for the third quarter of its 2008 fiscal year.

         Zoltek's net sales for the quarter ended June 30, 2008, totaled $45.0 million, compared to $40.3 million in the third quarter of fiscal 2007, an increase of 11.7%. However, on a sequential quarter basis, sales in the latest quarter declined from the $49.6 million of sales reported by Zoltek in the second quarter of fiscal 2008.

         Operating income from continuing operations was $7.3 million, up 9.0% from $6.7 million in the third quarter of fiscal 2007, but down 12.0% from $8.3 million in the second quarter of fiscal 2008. Zoltek's net income for the recently completed quarter was $2.3 million, compared to $5.0 million in the third quarter of fiscal 2007 and $4.3 million in the second quarter of fiscal 2008. The sequential quarter decline in net income resulted primarily from the decrease in sales and the unfavorable accounting impact of appreciation in the value of the Hungarian Forint which is the functional currency of the Company's Zoltek Rt. subsidiary.

         For the first nine months of fiscal 2008, Zoltek's net sales were $134.6 million, compared to $107.3 million in the first nine months of fiscal 2007, an increase of 25.4%, while operating income from continuing operations was $20.4 million, compared to $15.6 million in the comparable period of the previous year, an increase of 30.8%.

         "The interruption of the strong growth trends we have experienced over the past several years was disappointing, but we remain extremely confident about our future growth," said Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer. "We are continuing to focus on our long-term goal of achieving annual sales of $500 million by the year 2011, and we are making good progress in executing the primary elements of our strategy. In addition, we are seeing tangible results from our ongoing operational improvement programs, as evidenced by the increase in the gross margin of our carbon fibers business unit to 33.3% in the recent quarter from 29.6% in the second quarter of this year even though ACN, our primary raw material, and energy costs increased to historic highs."

         The decline in sales from the second quarter to the third quarter was due in part to the reduced shipments against two major wind contracts, the timing of shipments between the periods and lower technical fiber sales. The Company's sales goal for fiscal 2008 was based upon assumptions which included the successful completion of a new contract from a major wind turbine customer. However, Zoltek experienced a dearth of significant new contracts from customers in the wind energy field over the past year, which the Company attributes to concerns among wind turbine producers regarding the availability and pricing of the high-performance carbon fibers used in making the longest and most powerful wind turbine blades.



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Zoltek Reports Third Quarter Results
Page 2
August 11, 2008

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         "We are working closely with every one of the major wind turbine manufacturers to address their concerns about incorporating carbon fibers in their design and, while we cannot predict the exact timing, we expect to win new contracts leading to resumption of Zoltek's rapid sales growth. All the major wind turbine producers are designing longer blades and at some length, which may be different for each turbine company, carbon fiber reinforcement becomes necessary and economically competitive," Rumy said. "The fundamentals of alternative energy generally--and wind energy in particular--are strong and growing, and we expect that growth will continue for many years to come. This business is not going away over the next few years. It's only going to get much bigger," he added.

         At the same time, Rumy said, Zoltek is making solid progress in other parts of its long-term strategy to attain its announced expansion goals. The Company is improving its sales team and technical service support team as well as substantially increasing application development activities to assist users in our other primary targeted applications. These applications include deep sea drilling and automotive, as well as the recently added application for non-airframe (secondary) structures in airplanes.

         In pushing the development of commercial applications outside of wind energy, Zoltek is now supplying carbon fiber to Aker Solution (formerly Aker Kvaerner)--the global leader in building umbilical systems used in deepwater drilling--for a major full-scale demonstration project of potential breakthrough significance in the oil and gas industry. Aker has entered into an exclusive supplier agreement with Zoltek and Epsilon Composite, a French pultruder, for carbon fiber rods to extend deep-sea drilling to new depths in the Gulf of Mexico. "This demonstration project follows a smaller-scale project and, if successful, will bring us a giant step closer to making carbon fiber a critical part of the mix in deep-sea oil and gas production," Rumy said.

         In another important development, Zoltek announced that its facility in Guadalajara, Mexico, acquired in September 2007, has now begun to produce test quantities of acrylic fiber precursor raw material. "The plant in Guadalajara is a key building block in rapidly ramping up carbon fibers production over the next several years," he said. Zoltek expects that the Mexican facility will ultimately have the capacity to produce 60,000 tons of precursor material which, in turn, will support production of more than 27,000 metric tons of carbon fibers--or the equivalent of over $600 million in carbon fiber sales at today's price level for high-performance carbon fibers. Rumy added, "We have been able to successfully retrofit this plant to produce precursor, validating our belief that it represented a unique opportunity to expeditiously add capacity at substantially lower capital costs than new construction. In addition, with profitable operations and ample financial resources, we believe Zoltek is poised to capitalize on the opportunities that await us."



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[ZOLTEK logo]

Zoltek Reports Third Quarter Results
Page 3
August 11, 2008

------------------------------------------------------------------------------

         Zoltek will host a conference call to review third quarter results and answer questions on Tuesday, August 12, 2008, at 10:00 am CT. The conference dial-in number is (800) 723-6751. The confirmation code is 8366942. Individuals who wish to participate should dial in 5 to 10 minutes prior to the scheduled start time. This conference call and an accompanying slide presentation by Zsolt Rumy will also be webcast on Zoltek's website -- www.zoltek.com -- under "Investor Relations - Events & Presentations."

                       FOR FURTHER INFORMATION CONTACT:
                                ZSOLT RUMY, CEO
                              3101 MCKELVEY ROAD
                              ST. LOUIS, MO 63044
                                (314) 291-5110

This press release contains statements that are based on the current expectations of our company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, our ability to: (1) successfully resolve pending litigation; (2) continue to improve efficiency at our manufacturing facilities on a timely and cost-effective basis to meet current order levels of carbon fibers; (3) successfully add new planned capacity for the production of carbon fiber and precursor raw materials and meet our obligations under long-term supply agreements; (4) maintain profitable operations; (5) raise new capital and increase our borrowing at acceptable costs; (6) manage changes in customers' forecasted requirements for our products; (7) continue investing in application and market development in a range of industries; (8) manufacture low-cost carbon fibers and profitably market them despite increases in raw material and energy costs; (9) penetrate existing, identified and emerging markets; (10) successfully retrofit our Mexican facility to manufacture acrylic fiber precursor and add carbon fiber production lines; (11) maintain our Nasdaq Global Select Market listing; (12) resolve the pending non-public, fact-finding investigation being conducted by the Securities and Exchange Commission and (13) manage the risks identified under "Risk Factors" in our filings with the SEC.



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Zoltek Reports Third Quarter Results
Page 4
August 11, 2008

-------------------------------------------------------------------------------------------------------------------------

                                                  ZOLTEK COMPANIES, INC.
                                                SUMMARY FINANCIAL RESULTS
                                       (Amounts In Thousands Except Per Share Data)
                                                       (Unaudited)
                                                                                            Three Months Ended
                                                                                            ------------------
                                                                                  June 30         June 30        March 31
                                                                                    2008            2007           2008
                                                                                ------------------------------------------
Net sales....................................................................   $    44,950     $    40,274    $    49,581
Cost of sales................................................................        31,320          28,334         35,556
      Gross profit...........................................................        13,630          11,940         14,025
Application and development costs............................................         1,982           1,985          2,062
Selling, general and administrative expenses.................................         4,377           3,262          3,653
OPERATING INCOME FROM CONTINUING OPERATIONS..................................         7,271           6,693          8,310
Interest income..............................................................           543             244            847
Interest expense related to non-convertible debt*............................          (157)           (127)          (201)
Loss on currency translation.................................................        (2,081)           (319)          (225)
Other, net...................................................................           (23)           (224)             -
Income tax expense...........................................................        (1,465)           (309)        (2,404)
INCOME FROM CONTINUING OPERATIONS BEFORE CONVERTIBLE DEBT EXPENSE*...........         4,088           5,958          6,327
                                                                                -----------     -----------    -----------
Expense related to convertible debt issuances*...............................         1,779            (938)        (2,016)
Income from continuing operations............................................         2,309           5,020          4,311
Loss from discontinued operations, net of taxes..............................             -             (24)             -
NET INCOME ..................................................................         2,309           4,996          4,311
Net income per share:
      Basic and diluted income per share:
          Continuing operations before convertible debt*.....................   $      0.12     $      0.20    $      0.19
          Convertible debt charge*...........................................         (0.05)          (0.03)         (0.06)
                                                                                -----------     -----------    -----------
      Continuing operations..................................................          0.07            0.17           0.13
          Discontinued operations............................................             -               -              -
                                                                                -----------     -----------    -----------
                Total........................................................   $      0.07     $      0.17    $      0.13
                                                                                ===========     ===========    ===========
Weighted average common shares outstanding - basic...........................        34,201          29,353         33,943
Weighted average common shares outstanding - diluted.........................        34,215          30,007         34,042

-------------------------
* To provide transparency about measures of the Company's financial performance which management considers relevant, we supplement the reporting of Zoltek's consolidated financial information under GAAP with "interest expense related to non-convertible debt," "income from continuing operations before convertible debt expense," and "expense related to convertible debt issuances" which are a non-GAAP financial measures. Operating income (loss) in accordance with GAAP was $7,271, $6,693 and $8,310, for the third quarter of fiscal 2008, third quarter of fiscal 2007 and second quarter of fiscal 2008, respectively. These non-GAAP financial measures should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measures to analyze our performance would have material limitations because their calculation is based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. Management compensates for these limitations by presenting both the GAAP and non-GAAP measures of its results. Zoltek believes the presentation of these measures is useful to investors because they are indicative of the company's underlying business performance.

[ZOLTEK logo]

Zoltek Reports Third Quarter Results
Page 5
August 11, 2008

-------------------------------------------------------------------------------------------------------------------------

                                                  ZOLTEK COMPANIES, INC.
                                                SUMMARY FINANCIAL RESULTS
                                       (Amounts In Thousands Except Per Share Data)
                                                       (Unaudited)
                                                                                                    Nine Months Ended
                                                                                                    -----------------
                                                                                                 June 30        June 30
                                                                                                   2008           2007
                                                                                               --------------------------
Net sales.................................................................................     $   134,603    $   107,301
Cost of sales.............................................................................          96,181         76,922
      Gross profit........................................................................          38,422         30,379
Application and development costs.........................................................           5,939          5,397
Selling, general and administrative expenses..............................................          12,103          9,414
OPERATING INCOME FROM CONTINUING OPERATIONS*..............................................          20,380         15,568
Interest income...........................................................................           2,581            898
Interest expense related to non-convertible debt*.........................................            (565)          (279)
Warrant issue expense.....................................................................               -         (6,362)
Loss on currency translation..............................................................          (2,011)          (707)
Other, net................................................................................            (460)          (577)
Income tax expense........................................................................          (4,874)          (804)
INCOME FROM CONTINUING OPERATIONS BEFORE CONVERTIBLE DEBT EXPENSE*........................          15,051          7,737
                                                                                               -----------    -----------
Expense related to convertible debt issuances*............................................          (5,820)        (8,368)
Income (loss) from continuing operations..................................................           9,231           (631)
Loss from discontinued operations, net of taxes...........................................               -            (42)
NET INCOME (LOSS).........................................................................           9,231           (673)
Net income (loss) per share:
      Basic and diluted income (loss) per share:
          Continuing operations before convertible debt*..................................     $      0.44    $      0.28
          Convertible debt charge*........................................................           (0.17)         (0.30)
                                                                                               -----------    -----------
      Continuing operations...............................................................            0.27          (0.02)
          Discontinued operations.........................................................               -              -
                                                                                               -----------    -----------
                Total.....................................................................     $      0.27    $     (0.02)
                                                                                               ===========    ===========
Weighted average common shares outstanding - basic........................................          33,951         27,526
Weighted average common shares outstanding - diluted......................................          34,040         27,526

-------------------------
* To provide transparency about measures of the Company's financial performance which management considers relevant, we supplement the reporting of Zoltek's consolidated financial information under GAAP with "interest expense related to non-convertible debt," "income from continuing operations before convertible debt expense," and "expense related to convertible debt issuances" which are a non-GAAP financial measures. Operating income (loss) in accordance with GAAP was $20,380 and $15,568 for the nine months ended June 30, 2008 and 2007, respectively. These non-GAAP financial measures should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measures to analyze our performance would have material limitations because their calculation is based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. Management compensates for these limitations by presenting both the GAAP and non-GAAP measures of its results. Zoltek believes the presentation of these measures is useful to investors because they are indicative of the company's underlying business performance.



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[ZOLTEK logo]

Zoltek Reports Third Quarter Results
Page 6
August 11, 2008

---------------------------------------------------------------------------------------------------------------------------

                                                 CONSOLIDATED BALANCE SHEET
                                   (Amounts in thousands, except share and per share data)
                                                         (Unaudited)

                                                                                                   June 30     September 30
                                                                                                     2008          2007
                                                                                                 --------------------------
ASSETS
---------------------------------------------------------------------------------------------------------------------------
Current assets:
     Cash and cash equivalents.................................................................  $     41,569  $    121,761
     Restricted cash...........................................................................        23,500        13,815
     Accounts receivable, less allowance for doubtful accounts of $776 and
        $729, respectively.....................................................................        44,055        37,495
     Inventories...............................................................................        47,389        27,941
     Other current assets......................................................................        12,833        10,858
                                                                                                 ------------  ------------
         Total current assets..................................................................       169,346       211,870
Property and equipment, net....................................................................       298,278       190,123
Other assets...................................................................................         1,782         1,606
                                                                                                 ------------  ------------
         Total assets..........................................................................  $    469,406  $    403,599
                                                                                                 ============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY
---------------------------------------------------------------------------------------------------------------------------
Current liabilities:
     Current maturities of long-term debt......................................................  $     12,518  $     13,813
     Construction payables.....................................................................        11,218         4,859
     Trade accounts payable....................................................................        15,166        12,394
     Legal liabilities.........................................................................        23,987        24,543
     Accrued expenses and other liabilities....................................................        12,353         8,305
                                                                                                 ------------  ------------

         Total current liabilities.............................................................        75,242        63,914
Long-term debt, less current maturities........................................................         4,178         6,851
Hungarian grant, long-term ....................................................................        12,800         7,969
Deferred tax liabilities.......................................................................         4,597         4,046
Other long-term liabilities....................................................................            61            52
                                                                                                 ------------  ------------
         Total liabilities.....................................................................        96,878        82,832
                                                                                                 ------------  ------------
Commitments and contingencies
Shareholders' equity:
     Preferred stock, $.01 par value, 1,000,000 shares authorized,
       no shares issued and outstanding........................................................             -             -
     Common stock, $.01 par value, 50,000,000 shares authorized,
        34,246,127 and 33,653,735 shares issued and outstanding at
        June 30, 2008 and September 30, 2007, respectively.....................................           342           337
     Additional paid-in capital................................................................       489,682       476,205
     Accumulated deficit ......................................................................      (154,793)     (164,024)
     Accumulated other comprehensive income....................................................        37,297         8,249
                                                                                                 ------------  ------------
         Total shareholders' equity............................................................       372,528       320,767
                                                                                                 ------------  ------------
         Total liabilities and shareholders' equity............................................  $    469,406  $    403,599
                                                                                                 ============  ============



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Zoltek Reports Third Quarter Results
Page 7
August 11, 2008

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                                             OPERATING SEGMENTS SUMMARY
                              (Amounts in thousands, except share and per share data)
                                                    (Unaudited)

                                                                       THREE MONTHS ENDED JUNE 30, 2008
                                                                       --------------------------------
                                                              CARBON       TECHNICAL      CORPORATE/
                                                              FIBERS         FIBERS         OTHER          TOTAL
                                                              ------         ------         -----          -----
Net sales..............................................    $    37,689    $     6,487    $      774     $    44,950
Cost of sales..........................................         25,121          5,323           876          31,320
Gross profit...........................................         12,568          1,164          (102)         13,630
Operating income (loss)................................          9,931            651        (3,311)          7,271
Depreciation and amortization expense..................          3,670            375           252           4,297
Capital expenditures...................................         31,959            439            27          32,425

                                                                       THREE MONTHS ENDED JUNE 30, 2007
                                                                       --------------------------------
                                                              CARBON       TECHNICAL      CORPORATE/
                                                              FIBERS         FIBERS         OTHER          TOTAL
                                                              ------         ------         -----          -----
Net sales..............................................    $    28,903    $    10,642    $      729     $    40,274
Cost of sales..........................................         19,636          8,185           513          28,334
Gross profit...........................................          9,267          2,457           216          11,940
Operating income (loss)................................          7,384          2,043        (2,734)          6,693
Depreciation and amortization expense..................          1,888            480           329           2,697
Capital expenditures...................................         12,285              -           233          12,518

                                                                       NINE MONTHS ENDED JUNE 30, 2008
                                                                       -------------------------------
                                                              CARBON       TECHNICAL      CORPORATE/
                                                              FIBERS         FIBERS         OTHER          TOTAL
                                                              ------         ------         -----          -----
Net sales..............................................    $   113,666    $    18,084    $    2,853     $   134,603
Cost of sales..........................................         79,552         14,120         2,509          96,181
Gross profit...........................................         34,114          3,964           344          38,422
Operating income (loss)................................         28,091          1,593        (9,304)         20,380
Depreciation and amortization expense..................          9,200          1,384           875          11,459
Capital expenditures...................................         53,598          1,062         2,470          57,130

                                                                       NINE MONTHS ENDED JUNE 30, 2007
                                                                       -------------------------------
                                                              CARBON       TECHNICAL      CORPORATE/
                                                              FIBERS         FIBERS         OTHER          TOTAL
                                                              ------         ------         -----          -----
Net sales..............................................    $    79,098    $    26,219    $    1,984     $   107,301
Cost of sales..........................................         56,694         19,101         1,127          76,922
Gross profit...........................................         22,404          7,118           857          30,379
Operating income (loss)................................         16,006          6,026        (6,464)         15,568
Depreciation and amortization expense..................          4,891          1,289         1,009           7,189
Capital expenditures...................................         37,951          2,752         2,085          42,788